UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 12, 2010

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.              Unregistered Sales of Equity Securities

On August 12, 2010, InfoLogix, Inc. (the “Company”) received notice from its senior lender Hercules Technology Growth Capital, Inc. (“Hercules”) that Hercules had elected to convert $5 million of aggregate principal amount of the Company’s convertible term loan due on November 1, 2014 (“Term Loan B”) into shares of the Company’s common stock at the conversion price of $1.8575 per share.  As a result of the conversion, the Company issued Hercules 2,691,790 shares of common stock on August 13, 2010.  The common stock issued by the Company in this transaction was issued in a private transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Sections 3(a)(9) and/or 4(2) thereof. This transaction did not involve the use of underwriters, and no commissions were paid in connection therewith.

Hercules continues to have the ability to acquire (i) 356,492 shares of the Company’s common stock upon conversion of the remaining $662,182 balance of Term Loan B principal, (ii) 412,087 shares of the Company’s common stock upon conversion of principal of a term loan due on April 1, 2013 and (iii) an indeterminate number of shares upon conversion of a portion of the interest on the Company’s indebtedness to Hercules.

Item 8.01.              Other Events

As a result of the Term Loan B conversion, on August 13, 2010, the Company’s outstanding principal balance on Term Loan B, which includes accrued interest previously added to principal, was $662,182.

In connection with the conditions set by Nasdaq regarding the Company’s continued listing on The Nasdaq Capital Market, the Company has prepared a pro forma calculation of consolidated stockholders’ equity as if the conversion had taken place on June 30, 2010 to demonstrate the impact of the conversion of $5 million of outstanding debt under Term Loan B into shares of common stock of the Company on the Company’s consolidated stockholders’ equity as of that date.  Based on that calculation, stockholders’ deficit, which was $2.9 million as of June 30, 2010, would have been, on a pro forma basis, consolidated stockholders’ equity of approximately $1.3 million, as adjusted for the impact of the conversion.

The pro forma calculation of the Company’s consolidated stockholders’ equity was prepared to demonstrate the impact of the Term Loan B conversion only; the estimated calculation should not be considered in isolation or as a substitute for consolidated stockholders’ deficit as reflected in the condensed consolidated financial statements and notes thereto in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010.  The Company’s pro forma consolidated stockholders’ equity as discussed herein  should be read in conjunction with the consolidated financial statements and notes thereto in Item 8 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the condensed consolidated financial statements and notes thereto in Item 1 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: August 17, 2010	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer